Surna Appoints Veteran Public Company CFO Douglas McKinnon to EVP & CFO

BOULDER, CO -- (Marketwired - April 17, 2014) - Surna Inc. (OTCQB: SRNA), a company that develops, acquires, produces and sells equipment for the legal marijuana industry with a focus on disruptive technology, today announced it has appointed Douglas McKinnon to Executive Vice President and Chief Financial Officer.

Mr. McKinnon has served as Surna's senior financial consultant since February. His 30 years' professional experience includes C-level positions in both private and public sectors, including Chairman and CEO of an American Stock Exchange traded company, VP of a $12 billion market cap NASDAQ-traded company and CFO of several publicly held US, Canadian and Australian companies.

Surna Chairman and CEO Tom Bollich said, "Doug is a great 'get.' As we are still in the early days of the legal cannabis industry, the Board of Directors was determined to name a highly experienced, senior financial professional fully qualified to ensure Surna follows industry best practices of corporate finance and governance as well as SEC and all other regulatory compliance.

"Further, we required a CFO capable of leading the Company's corporate finance and financial regulatory affairs not just now, but for the many years of rapid growth we envision ahead," Mr. Bollich added. "With his esteemed track record as a public company financial officer, I am confident Doug will prove a valuable member of Surna senior management."

Commenting on his appointment to Surna Executive Vice President and Chief Financial Officer, Doug McKinnon said, "With Surna, I can make an immediate impact in a senior position with a young company in an emerging industry, with all the right ingredients for unlimited success. I am delighted to join the Surna team."

Doug McKinnon Bio
Doug McKinnon's 30+ year professional career includes advisory and operation experience across a broad spectrum of industry sectors, including oil and gas, technology, and communications. He has served in C-level positions in both private and public sectors, including chairman and CEO of an American Stock Exchange traded company, Vice President of a $12 billion market cap NASDAQ-traded company for which the management team raised over $2.2 billion, CFO of several publicly held US, Canadian and Australian companies, and CEO/CFO of various other private enterprises.

As an entrepreneur, Mr. McKinnon has been involved in organizations ranging from start-up companies using venture capital funding to publicly traded, institutional investor-backed companies. Mr. McKinnon attended Texas Christian University for both his BBA and MBA. He worked for nine years as a CPA in the SEC and the oil and gas practice section of Coopers & Lybrand (now PricewaterhouseCoopers). Additionally, Mr. McKinnon has extensive merger & acquisition and turnaround experience.

As CFO, Mr. McKinnon succeeds Robert Clarke who has resigned to pursue other interests.

About Surna Inc.
Led by Tom Bollich, the visionary technologist who co-founded famed gaming company Zynga which ultimately rose to a $10 billion market valuation, Surna's mission is to acquire intellectual property and scalable operating companies in the nascent, legal marijuana industry with a focus on disruptive technology, equipment and related support services.

The Company represents a pure play on explosive growth in the cannabis industry, while being agnostic as to the escalating proliferation of regulated, commodity cannabis growers & sellers, winners or losers; its business model excludes the production or sale of marijuana. ArcView industry research projects the highly fragmented $2.3 billion US cannabis industry will increase over four-fold to $10.2 billion by 2018.

Safe Harbor Statement
This news release contains statements that involve expectations, plans or intentions (such as those relating to future business or financial results, new features or services, or management strategies) and other factors discussed from time to time in the Company's Securities and Exchange Commission filings. These statements are forward-looking and are subject to risks and uncertainties, so actual results may vary materially. You can identify these forward-looking statements by words such as "may," "should," "expect," "anticipate," "believe," "estimate," "intend," "plan" and other similar expressions. Our actual results, such as the Company's ability to finance, complete and consolidate acquisition of IP, assets and operating companies, could differ materially from those anticipated in these forward-looking statements as a result of certain factors not within the control of the company such as a result of various factors, including future economic, competitive, regulatory, and market conditions. The company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The company disclaims any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Investor Relations
Gabe Rodriguez
888-261-6537
erelationsgroup@gmail.com

At the Company
Tae Darnell
VP and General Counsel
(303) 993-5271
tae@surna.com